EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Building Materials Holding Corporation of our report dated March 12, 2004, relating to the financial statements and financial statement schedule, which report appears in the December 31, 2005, annual report on Form 10-K of Building Materials Holding Corporation. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
August 14, 2006